UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 621-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of

Principal Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2005 Equity Incentive Plan

On December 11, 2008, the board of directors of Telanetix, Inc., a Delaware corporation, or "we," "us," "our" or the "Company," amended the 2005 Equity Incentive Plan, or "Plan," by increasing the number of shares of common stock available for issuance pursuant to stock awards granted under the Plan from 8.5 million to 15.5 million (the "Amendment").  Our named executive officers, in addition to our other officers, employees, directors and consultants, are eligible to participate in the Plan.

The purpose of the Plan, which was adopted by our board of directors on August 15, 2005, and by our stockholders on August 14, 2006, is to provide us a means to (i) retain the services of qualified executives and other persons eligible to receive stock awards, (ii) secure and retain the services of new members of this group, (iii) provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates, and (iv) provide a means by which eligible recipients of stock awards may be given an opportunity to benefit from increases in value of our common stock through the granting of the awards available under the Plan.

The purpose of the Amendment was to increase the number of shares eligible for grant to employees in order to provide directors, officers and key employees of the Company with a meaningful interest in the long term success of the Company.  The 8.5 million shares issuable under the Plan prior to the Amendment represented approximately 7% of the Company's capital stock on a fully diluted basis, assuming exercise of outstanding debentures and warrants.  The Amendment increases the number of shares eligible for grant under the Plan to 13% percent of the outstanding Common Stock on a fully diluted basis.

The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached as an exhibit to our annual report on Form 10-KSB filed with the SEC on March 31, 2006.

Eligible Participants.  Any of our employees, directors or consultants, and those of any of our parent corporation or of any subsidiary corporation, whether now or hereafter existing, is eligible to receive stock awards under the Plan.

Number of Shares of Common Stock Available Under the Plan. As amended, the total number of shares of common stock that may be issued pursuant to stock awards granted under the Plan shall not exceed 12 million in the aggregate. If any stock award for any reason expires or otherwise terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the stock not acquired under such stock award shall revert to and again become available for issuance under the Plan. If any common stock acquired pursuant to the exercise of an option shall for any reason be repurchased by us under an unvested share repurchase option provided under the Plan, the stock we repurchase under such repurchase option shall not revert to and again become available for issuance under the Plan.

Administration of the Plan. Our board of directors has the authority to administer the Plan or may delegate administration of the Plan to a committee or committees of one or more members of our board of directors. If administration is delegated to a committee, the committee shall have all administrative powers conferred upon our board of directors, including the power to delegate to a subcommittee any of the administrative powers the committee is authorized to exercise, subject to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by our board of directors. Our board of directors has delegated the authority to administer the plan to our Compensation Committee.  Our board of directors may abolish such a committee at any time and revest the administration of the Plan in our board of directors.

If our board of directors establishes a committee to administer the Plan, such committee will consist solely of two or more outside directors in accordance with Section 162(m) of the Internal Revenue Code of 1986, or the "IRC," and/or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, or the "Exchange Act." Within the scope of such authority, our board of directors may (i) delegate to a committee of one or more members of our board of directors who are not outside directors under the Exchange Act, the authority to grant stock awards to eligible persons who are either (1) not then covered employees and are not expected to be covered employees at the time of recognition of income resulting from such stock award or (2) not persons with respect to whom we wish to comply with Section 162(m) of the IRC and/or (ii) delegate to a committee of one or more members of our board of directors who are not non-employee directors the authority to grant stock awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

Change in Control. In the event we merge with or into another entity, then the surviving or acquiring entity shall assume any stock awards outstanding under the Plan or shall substitute similar awards for those outstanding under the Plan. If the surviving or acquiring entity in an change of control refuses to do so, then with respect to stock awards which (i) are held by participants whose continuous service has not terminated prior to such change in control, and (ii) would otherwise vest and become exercisable within one year of the closing of such transaction, the vesting of such stock award shall be accelerated and made fully exercisable at least 30 days prior to the closing of such transaction. Any stock award not exercised prior to the closing of a change in control transaction shall be terminated.

Amendment to the Plan and Awards. Our board of directors at any time, and from time to time, may amend the terms of the Plan. However, except for adjustments related to changes in our capital stock, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of IRC Section 422, Rule 16b-3 of the Exchange Act or any securities exchange listing requirements.

Termination and Suspension of the Plan. Our board of directors may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan terminates on August 14, 2015. No awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Awards.  The Plan permits us to award stock options and other stock bonus awards.

Stock Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The Plan administrator determines the exercise price of options granted under the Plan, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of IRC Section 162(m) and incentive stock options, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. Notwithstanding the foregoing, an incentive stock option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of IRC Sections 424(a). Notwithstanding the foregoing, the exercise price for any incentive stock option granted to any person owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant.

The exercise price of each nonstatutory stock option granted under the Plan shall not be less than 85% of the fair market value of our common stock on the date of grant. Notwithstanding the foregoing, a nonstatutory stock option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provision of IRC Section 424(a).

Additional terms of each grant, including vesting term, exercise consideration and early exercise is determined by the Plan administrator at the time of grant.

Stock Bonus Awards other than Options. The Plan administrator also has the authority to grant stock bonus awards pursuant to the terms of a stock bonus agreement. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Plan administrator shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: December 17, 2008	By:	/s/ J. Paul Quinn
J. Paul Quinn Chief Financial Officer